                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 19, 1999



                                 TCI MUSIC, INC.
                                 ---------------
             (Exact name of Registrant as specified in its charter)


Delaware                         0-22815                     84-1380293
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(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



                        67 Irving Place North, 4th Floor
                                  New York, NY                       10003
                                  ------------                       -----
                     (Address of principal executive office)       (Zip Code)

        Registrant's telephone number, including area code (212) 387-7700
                                                           --------------


  (Former name or former address, if changed since last report): Not applicable

Item 5.           OTHER EVENTS

         On May 19, 1999, MTV Networks, a division of Viacom International Inc. ("MTVN") and the Company entered into a binding Letter Agreement to form and operate MTVN Online L.P., a Delaware limited partnership ("Music.co"). Music.co's business will be to develop, operate, manage, market, distribute and license text, audio and video music, music-related and music-themed services online and engage in reasonably related activities, including e-commerce applications and consumer oriented commercial transactions (the "Business"). With certain exceptions (the "Excluded Assets"), the Company has agreed to cause its subsidiaries SonicNet, Inc. and The Box Worldwide Inc. to contribute to Music.co substantially all of their respective assets and businesses, and the stock of their respective subsidiaries which exclusively conduct their respective international businesses. MTVN will contribute to Music.co the assets and businesses owned or controlled by it that constitute all of its current or planned assets and businesses engaged, or to be engaged, exclusively in the Business, including those assets and businesses used exclusively in connection with the MTV.com, VH1.com and Imagine Radio businesses, and all wholly owned international assets and businesses engaged exclusively in the Business. For their respective contributions, the Company (including Box and SonicNet) will receive an aggregate 10% limited partnership interest in Music.co and MTVN will receive an aggregate 90% general and limited partnership interest in Music.co. With respect to the Excluded Assets, Music.co will provide Box or SonicNet, as applicable, with certain products and services so that the Company may comply with its commitments with respect to such assets.

         Music.co will also receive a royalty-free license to use certain of the brandnames, logos, tradenames and trademarks of MTV and VH1, and a royalty-free, with certain exceptions, license to use certain intellectual property and technology of MTV and VH1, in each case in connection with the Business. The foregoing license will generally be an exclusive license with respect to the Business.

         MTVN has also agreed to promote the Business on MTV and VH1 until the later of five years from the closing of the transactions contemplated by the Letter Agreement (the "Closing") or two years after MTVN and its affiliates cease to own at least 5% of the equity in Music.co. This promotional agreement will terminate earlier if the Company ceases to own any equity investment in Music.co. Such promotion over the five-year period from the Closing has an aggregate market value of at least $100 million.

         The Company will not be required to make any contributions to Music.co in excess of $10 million, which includes amounts expended to fund the assets being contributed from the date of the Letter Agreement to the Closing.

         The Company will be entitled to designate one member of the management committee of Music.co and will have certain approval rights with respect to enumerated actions by Music.co, subject to certain conditions.

         The Letter Agreement states the parties' intention that Music.co become a public company within two years after the Closing. If the stock of Music.co that the Company would receive for its partnership interest would have an aggregate value of less than a specified amount at the time of the initial public offering of Music.co based on the offering price to the public in such offering, then Music.co is obligated to make such adjustments as may be necessary to cause the Company's Music.co shares to have an aggregate value (based on the public offering price) of at least the specified amount or to represent at least 15% of the outstanding Music.co shares, whichever results in the issuance of the fewest shares. If the initial public offering of Music.co has not occurred by the second anniversary of the Closing (subject to a 60-day extension under certain circumstances), an equivalent provision will apply to adjust the Company's partnership interest in Music.co based on the fair market value of Music.co, on a going concern or liquidation basis, whichever yields the higher valuation, determined through an appraisal process.

         The Company and its parent, Liberty Media Corporation, have each agreed not to, and to cause its controlled affiliates not to, own, operate or make an investment in the Business (other than the investment in Music.co) or in the business of operating any cable or satellite audio/video television services, digital or analog, that principally or, in large part, are devoted to music-related or music-themed programming (the "Television Business"), in each case subject to certain exceptions, until the first to occur of (a) three years (in the case of the Business) or five years (in the case of the Television Business) after the Closing and (b) such date as MTVN ceases to own the largest percentage of the equity in Music.co and to have the right to designate the most members of the management committee or board of directors of Music.co.

         MTVN has agreed that, subject to certain exceptions, if MTVN, directly or through a controlled affiliate, acquires, makes an investment in or otherwise operates the Business other than through Music.co at any time during the five-year period following the Closing, it will provide the Company the right to purchase a pro-rata interest in such business or assets so long as certain conditions as to the Company's equity interest in Music.co are satisfied. MTVN has also agreed, for the same period, not to promote the Business as owned or operated by any of its affiliates (other than Music.co) on any of its cable television services except on commercial terms.

         The Letter Agreement may be terminated by mutual consent of the parties; by any party not in material breach of its obligations if the Closing has not occurred by July 15, 1999; by any party if consummation of the transactions has been enjoined by a final non-appealable order, or by any party if the conditions to its obligations to close are impossible to satisfy, provided that such party has not breached it obligations under the Letter Agreement so as to render it impossible to satisfy the conditions to its obligations to close.

         The Letter Agreement also contains other customary terms and conditions in an agreement of this type.

         In connection with the negotiation of the Letter Agreement, the Company entered into an agreement dated May 18, 1999, with AT&T Broadband & Internet Services, Inc. ("AT&T Broadband"), as an inducement to AT&T Broadband to enter into a revised affiliation agreement with MTVN for the distribution of MTVN's services on AT&T Broadband cable systems. AT&T Broadband's entering into this agreement was a condition of MTVN entering into the Letter Agreement. Pursuant to this agreement, on the first to occur of the closing of Music.co's initial public offering and the second anniversary of the Closing under the Letter Agreement (or the fifth anniversary of the Closing, if extended by AT&T Broadband because the public offering has not occurred by the second anniversary of the Closing), the Company will become obligated to pay AT&T Broadband an amount equal to 10% of the Excess Value (as defined below) of its equity interest in Music.co, but in no event more than $30 million, nor less than $15 million. The Excess Value means the amount by which (a) the average market price or appraised fair market value of the Company's equity interest in Music.co exceeds (b) the sum of (x) the lesser of a specified amount and the value determined pursuant to the Letter Agreement for purposes of determining whether to adjust Music.co's interest and (y) any additional capital contributions made by the Company to Music.co. The Company may pay such amount in cash or shares of its Series A Common Stock (valued at market). AT&T Broadband also agreed to negotiate in good faith to enter into an agreement with the Company or a joint venture between the Company and Music.co for AT&T Broadband to provide and enable the functionalities necessary to provide to AT&T digital subscribers an interactive music and music-related transaction/commerce channel to be developed by the Company or such joint venture.

A copy of the Letter Agreement is included as Exhibit 2.1, a copy of the agreement with AT&T Broadband is included as Exhibit 10.42 and a copy of the Company's and Viacom's press release with respect to the Letter Agreement is included as Exhibit 99.1 to this Form 8-K. Such documents are incorporated by reference into this Item 5, and the foregoing description of such documents is qualified in its entirety by reference to such Exhibits

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                    Exhibit 2.1* Letter Agreement dated May 19, 1999 between MTV Networks, Inc., a Division of Viacom International Inc. and TCI Music, Inc.

                                    Schedule 1 and Exhibit A to Exhibit A of this Exhibit have been omitted pursuant to the rules promulgated by the Commission and will be provided to the Commission upon request.

                    Exhibit  10.42* Agreement dated May 18, 1999 between AT&T
                                    Broadband & Internet Services, Inc. and TCI
                                    Music, Inc.


                    Exhibit 99.1 Viacom Inc. and TCI Music, Inc. Press Release issued May 20, 1999.


* TCI Music, Inc. has applied for confidential treatment for portions of this Exhibit

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  TCI MUSIC, INC.

Date: June 4, 1999                          By:  /s/ Ralph J. Sorrentino
                                               ------------------------------
                                                  Ralph J. Sorrentino
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number                   Description
-------                  -----------

Exhibit  2.1*     Letter Agreement dated May 19, 1999 between MTV Networks,
                  Inc., a Division of Viacom International Inc. and TCI Music,
                  Inc. Schedule 1 and Exhibit A to Exhibit A of this Exhibit have been omitted pursuant to the rules promulgated by the Commission and will be provided to the Commission upon request.

Exhibit  10.42*   Agreement dated May 18, 1999 between AT&T Broadband & Internet
                  Services, Inc. and TCI Music, Inc.

Exhibit  99.1     Viacom Inc. and TCI Music, Inc. Press Release issued May 20,
                  1999.

* TCI Music, Inc. has applied for confidential treatment for portions of this Exhibit